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                                                                      EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 6, 1999 on the Champion International Corporation Nonqualified Supplemental Savings Plan, the Champion International Corporation Management Incentive Deferral Plan and The Executive Retirement Plan for Employees of Weldwood of Canada Limited included in this Form 11-K into the Company's previously filed Registration Statement on Form S-8 (Registration No. 333-34069).


                                                      /S/ ARTHUR ANDERSEN LLP




Stamford, CT
March 26, 1999




G/Stein6/Form11K-1998